EXHIBIT 15








          SCOR U.S. Corporation
          New York, New York



          Gentlemen:

          We acknowledge our awareness that our report dated October 27, 1994 related to our review of interim financial information of SCOR U.S. Corporation for the three month and nine month periods ended September 30, 1994 and included in the quarterly report on Form
          10-Q is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 33-12604, 33-44577, and 33-46753). Our report refers to the changes in the Company's methods of accounting for multiple year retrospectively rated reinsurance contracts and for the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts," in 1993.

          Pursuant to Rule 436(c) under the Securities Act, such report is not considered a part of a Registration Statement prepared or certified by an accountant within the meaning of Section 7 and 11 of the Act.

                                        Very truly yours,




                                        KPMG Peat Marwick LLP
                                        (Signature)



          New York, New York
          October 27, 1994